UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2009
GTSI Corp.
(Exact name of registrant as specified in its charter)

Incorporated in Delaware	0-19394	54-1248422

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2553 Dulles View Drive, #100 Herndon, Virginia	20171

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 502-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
Effective September 1, 2009, GTSI Corp. (the “Company”) entered into (a) Change of Control Agreements with Todd Leto, its Senior Vice President, Sales, and William Weber, its Senior Vice President, Services (the “COC Agreements”); and (b) amendments to existing employment agreements with Jim Leto, its Chief Executive Officer, Scott Friedlander, its Chief Operating Officer and President, and Peter Whitfield, its Senior Vice President and Chief Financial Officer (the “Amendments”). As a result of entering into the COC Agreements, the Company’s prior change of control agreements with Todd Leto and William Weber, each dated April 28, 2006, were terminated.
The COC Agreements and the Amendments included a provision for the immediate acceleration of vesting of equity compensation awards upon a change of control event. The prior change of control arrangements in the aboved referenced (a) terminated change of control agreements and (b) employment agreements required both a change of control event and termination of employment before the acceleration of vesting of equity compensation awards. In addition, other than with respect to Mr. Friedlander, the COC Agreements and Amendments increased the severance amounts payable to each senior executive if within two years after a change of control occurs the senior executive’s employment is terminated by the Company without cause or by the senior executive for good reason. The severance amounts for Todd Leto and William Weber have been increased from 12 months to 15 months, the severance amount for Jim Leto has been increased from 12 months to 24 months, and the severance amount for Mr. Whitfield has been increased from six months to 15 months. The remaining provisions of the prior change of control arrangements with the senior executives have not materially changed and are included in the COC Agreements and Amendments.
The foregoing descriptions of the COC Agreements and the Amendments are only summaries and are qualified in their entirety by reference to the complete text of the COC Agreement and Amendments, as applicable, that have been filed as exhibits to this Form 8-K. Copies of the COC Agreements are attached as Exhibit 10.1 and 10.2 in Item 9.01, and copies of the Amendments are attached as Exhibits 10.3, 10.4 and 10.5 in Item 9.01.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description

10.1	Change of Control Agreement, dated as of September 1, 2009, between the Company and Todd Leto.
10.2	Change of Control of Control Agreement, dated as of September 1, 2009, between the Company and William Webber.
10.3	Second Amendment to Employment Agreement, dated as of September 1, 2009, between the Company and Jim Leto.
10.4	Second Amendment to Employment Agreement, dated as of September 1, 2009, between the Company and Scott Friedlander.
10.5	First Amendment to Employment Agreement dated, as of September 1, 2009, between the Company and Peter Whitfield.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.
By:	/s/ Peter Whitfield
Peter Whitfield, Senior Vice President
and Chief Financial Officer
Date: September 4, 2009

EXHIBIT INDEX

Exhibit	Description

10.1	Change of Control Agreement, dated as of September 1, 2009, between the Company and Todd Leto.
10.2	Change of Control of Control Agreement, dated as of September 1, 2009, between the Company and William Webber.
10.3	Second Amendment to Employment Agreement, dated as of September 1, 2009, between the Company and Jim Leto.
10.4	Second Amendment to Employment Agreement, dated as of September 1, 2009, between the Company and Scott Friedlander.
10.5	First Amendment to Employment Agreement dated, as of September 1, 2009, between the Company and Peter Whitfield.